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                                  UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT January 29, 2001

                             Commission file number:
                                     0-22923

                           INTERNATIONAL ISOTOPES INC.
             (Exact name of registrant as specified in its charter)

        Texas                                            74-2763837
(State of incorporation)                     IRS Employer Identification Number)

3100 Jim Christal Rd                                       76207
Denton, Texas                                             (Zip Code)
(Address of principal executive offices)


                                  940-484-9492
              (Registrant's telephone number, including area code)



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Item 5. Other Events

NOTICE OF NONCOMPLIANCE OF NASDAQ RULE 4310(c)(4).

On January 3, 2001, International Isotopes Inc. (the "Company") was formally notified that the Company's common stock had failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(4) (the "Rule"). Therefore, in accordance with Marketplace Rule 4310(c)(8)(B), the Company was provided 90 calendar days to regain compliance with this Rule. However, if the Company is unable to demonstrate compliance with the Rule on or before April 3, 2001, the Company will receive written notification that its securities will be delisted.


DAVID M. CAMP APPOINTED CHAIRMAN OF THE BOARD OF DIRECTORS

On January 29, 2001 the Company announced that the Board of Directors elected Dr. David M. Camp as Chairman of the Board effective immediately. Dr. Camp is replacing Mr. William W. Nicholson, who has resigned as Chairman and from the Board of Directors due to other commitments.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 International Isotopes Inc.
                                 (Registrant)


                                 By:  /s/ Paul E. Landers
                                      ------------------------------------------
                                      Paul E. Landers
                                      Chief Financial Officer

                                  By: /s/ David Camp, Ph.D.
                                      ------------------------------------------
                                      David Camp, Ph.D.
                                      Chief Executive Officer
Date:  January 29, 2001